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                                                                     EXHIBIT 5.1


                                PERKINS COIE LLP

          1211 SW FIFTH AVENUE, SUITE 1500, PORTLAND, OREGON 97204-3715
                 TELEPHONE: 503 727-2000 FACSIMILE: 503 727-2222

                                 April 22, 1999



WebTrends Corporation
621 S.W. Morrison St., Suite 1300
Portland, Oregon 97205

        Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that you are filing with the Securities and Exchange Commission with respect to the reoffering and resale of 37,678 shares of Common Stock, without par value (the "Shares") issued pursuant to the WebTrends Corporation 1997 Stock Incentive Compensation Plan (the "Plan").

        Based upon and subject to the foregoing, we are of the opinion that the Shares issued pursuant to the Plan have been duly authorized and that such Shares are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,



                                       /s/ Perkins Coie LLP